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                                  EXHIBIT 2(c)
                           CERTIFICATE OF AMENDMENT OF
                   ARTICLES OF INCORPORATION OF THE REGISTRANT

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                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                  CORCAP, INC.

The undersigned, being duly elected, qualified and acting President of Corcap, Inc. a Nevada corporation, hereby certifies:

1. That the following resolutions were adopted by the Board of Directors of Corcap, Inc. by unanimous written consent in accordance with Section 78:315(2) of the Nevada Revised Statutes effective of May 20, 2002.

          RESOLVED: That it is deemed advisable that Article 1 of the Articles of Incorporation of Corcap, Inc. filed with Secretary of State of Nevada on June 6, 1988, be amended to read in its entirety as follows:

                                "ARTICLE 1: NAME

               The name of the corporation is August Financial Holding Company, Inc. and is sometimes hereinafter referred to as the "Corporation".

2. That following the effective date of the adoption by the Board of Directors of the foregoing resolutions, the amendments to Article 1 to the Articles of Incorporation of Corcap, Inc. were adopted and approved by the stockholders of Corcap, Inc. entitled to exercise a majority of the voting power.

3. There are 3,375,726 issued and outstanding shares of stock of Corcap, Inc. entitled to vote on the amendment; 1,953,138 shares were voted in favor of the amendment, 19,242 shares were voted against such amendment and 3,369 shares abstained from voting.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 5th day of May, 2002.

                                       /s/ Vivian Wenhuey Chen Huang
                                       -----------------------------------------
                                       Vivian Wenhuey Chen Huang, President

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